Exhibit 99

                            Joint Filer Information

Other Joint Filers:
KKR Associates, L.P.
KKR European Fund, Limited Partnership
KKR Associates Europe, Limited Partnership
Marc S. Lipschultz
Jacques Garaialde
Reinhard Gorenflos
Scott C. Nuttall
Michael M. Calbert

Address:
c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019

Designated Filer:
KKR Europe Limited
Issuer & Ticker Symbol:
Rockwood Holdings, Inc. ("ROC")
Date of Event Requiring Statement:
August 12, 2005


Signature of Joint Filers:

KKR Associates, L.P.

By:             *               ,
   ------------------------------
       Henry R. Kravis
       a general partner

KKR Associates Europe, Limited Partnership

By: KKR Europe Limited,
       its general partner


       By:             *
           ----------------------------
           Henry R. Kravis
           a director



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KKR European Fund Limited Partnership

By:KKR Associates Europe, Limited Partnership,
     its general partner

      By: KKR Europe Limited,
             its general partner

             By:             *
                 ----------------------------
                 Henry R. Kravis
                 a director

            *
----------------------------
Marc S. Lipschultz

            *
----------------------------
Jacques Garaialde

            *
----------------------------
Reinhard Gorenflos

            *
----------------------------
Scott C. Knuttall

            *
----------------------------
Michael M. Calbert

*By:  /s/ William J. Janetschek
      -------------------------
William J. Janetschek, by power of attorney for all Reporting Persons
Date:  August 12, 2005



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